Exhibit 3.28(a)
For Office Use Only State of Tennessee Department of State Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243 CHARTER (For-Profit Corporation) The undersigned acting as incorporator(s) of a for-profit corporation under the provisions of the Tennessee Business Corporation Act adopts the following Articles of Incorporation. 1. The name of the corporation is: Surgis of Willowbrook, Inc. [NOTE: Pursuant to Tennessee Code Annotated § 48-14-101(a)(f), each corporation name must contain the words corporation, incorporated, or company or the abbreviation corp., inc., or co.] 2. The number of shares of stock the corporation is authorized to issue is: 1,000 3. The name and complete address of the corporation's initial registered agent and office located in the State of Tennessee is: George P. McGinn, Jr. (Name) 30 Burton Hills Blvd., Suite 450, Nashville, TN 37215 (Street Address) (City) (State/Zip Code) Davidson (County) 4. List the name and complete address of each incorporator: George P. McGinn, Jr., 30 Burton Hills Blvd., Suite 450, Nashville, TN 37215 (Name) (Include: Street Address, City, State and Zip Code) (Name) (Street Address, City, State and Zip Code) (Name) (Street Address, City, State and Zip Code) 5. The complete address of the corporation's principal office is: 30 Burton Hills Blvd., Suite 450, Nashville, TN 37215 (Street Address) (City) (State County/Zip Code) 6. The corporation is for profit 7. If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time are: Date , . Time (Not to exceed 90 days.) 8. Other provisions December 10, 2004 Signature Date Incorporator's Signature George P. McGinn, Jr. Incorporator's Name (typed or printed) SS-4417 (Rev. 2/02) Filing Fee: $100 RDA 1678

For Office Use Only State of Tennessee Department of State Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243 CHANGE OF REGISTERED AGENT/OFFICE (BY CORPORATION) Pursuant to the provisions of Section 48-15-102 or 48-25-108 of the Tennessee Business Corporation Act or Section 48-55-102 or 48-65-108 of the Tennessee Nonprofit Corporation Act, the undersigned corporation hereby submits this application: 1. The name of the corporation is Surgis of Willowbrook, Inc. 2. The street address of its current registered office is 30 Burton Hills Blvd., Suite 450 Nashville, TN 37215 3. If the current registered office is to be changed, the street address of the new registered office, the zip code of such office, and the county in which the office is located is 800 S. Gay Street, Suite 2021, Knokville, TN 37929 (County of Knox) 4. The name of the current registered agent is George P McGinn Jr. 5. If the current registered agent is to be changed, the name of the new registered agent is C T Corporation System 6. After the change(s), the street addresses of the registered office and the business office of the registered agent will be identical. September 30, 2006 Surgis of Willowbrook, Inc. Signature Date Name of Corporation Secretary Signer's Capacity Signature Alex Jenkins Name (typed or printed) SS-4427 (Rev. 6/03) Filing Fee $20.00 RDA 1678